Exhibit 17.2 under Form N-14


                       FEDERATED TOTAL RETURN SERIES, INC.

                         Federated Limited Duration Fund



           Proxy for Special Meeting of Shareholders--August 27, 2004


KNOW ALL PERSONS BY THESE PRESENTS that the undersigned shareholders of the Federated Limited Duration Fund ("Limited Duration Fund"), a portfolio of Federated Total Return Series, Inc. (the "Corporation"), hereby appoint Daniel
M. Miller, Suzanne W. Land, M. Cole Dolinger and Ann M. Faust, or any one of them, true and lawful attorneys, with the power of substitution of each, to vote all shares of the Limited Duration Fund which the undersigned may be entitled to vote at the Special Meeting of Shareholders (the "Special Meeting") to be held on August 27, 2004, at 5800 Corporate Drive, Pittsburgh, PA 15237-7010, at 2:00 p.m., and at any adjournment thereof.

The proxies named will vote the shares represented by this proxy in accordance with the choices made on this ballot. If no choice is indicated as to the item, this proxy will be voted affirmatively on the matters. Discretionary authority is hereby conferred as to all other matters as may properly come before the Special Meeting or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF FEDERATED TOTAL RETURN SERIES, INC. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" THE PROPOSAL.



Proposal 1.   To  approve  or  disapprove  a  proposed  Agreement  and Plan of
              Reorganization  pursuant to which  Federated  Short-Term  Income
              Fund  ("Short-term  Income  Fund"),  a  portfolio  of  Federated
              Income Securities Trust, would acquire all of the assets of the Limited Duration Fund in exchange for Institutional Service
              Shares and Class Y Shares of Short-Term Income Fund to be distributed pro rata by the Limited Duration Fund to holders of its Institutional Service Shares and Institutional Shares, respectively, in complete liquidation and termination of the Limited Duration Fund.

                        FOR                     [   ]

                        AGAINST                 [   ]

                        ABSTAIN                 [   ]


                                       YOUR VOTE IS IMPORTANT

                                       Please complete, sign and return
                                       this card as soon as possible.



                                       Dated



                                       Signature





Please sign this proxy exactly as your name appears on the books of the Corporation. Directors and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.